Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information includes the historical results of Advanced Micro Devices Inc., a Delaware corporation (the “Company” or “AMD”), and Xilinx, Inc., a Delaware corporation (“Xilinx”), after giving pro forma effect to the acquisition of Xilinx as described in the following paragraphs and accompanying notes.

The unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined statements of operations for the three months ended March 26, 2022 and the fiscal year ended December 25, 2021. The unaudited pro forma condensed financial information does not include an unaudited pro forma condensed combined balance sheet as of March 26, 2022 as the business combination was consummated on February 14, 2022 (“Acquisition Date”) and is reflected in the Company’s historical unaudited condensed combined consolidated balance sheet as of March 26, 2022, included in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 4, 2022.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations would have been had the Xilinx acquisition actually occurred on December 27, 2020, nor does it purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. Under accounting for business combinations, the assets and liabilities of Xilinx are required to be recorded at their respective fair values as of the Acquisition Date. AMD has performed the fair valuation of Xilinx’s assets and liabilities. The fair values are subject to adjustment for up to one year after the close of the transaction as additional information is obtained. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information.

The Xilinx Acquisition

On October 26, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Xilinx and Thrones Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”).

On February 14, 2022, pursuant to the Merger Agreement, the Company completed its acquisition of Xilinx. Upon consummation of the Xilinx Acquisition, Merger Sub ceased to exist and Xilinx continued as the surviving corporation and a direct wholly owned subsidiary of the Company.

Under the terms of the Merger Agreement, each issued and outstanding share of Xilinx common stock was cancelled and automatically converted into the right to receive 1.7234 (the “exchange ratio”) shares of AMD common stock, as well as cash in lieu of any fractional shares of AMD common stock. The total purchase consideration for Xilinx was $48.8 billion.

The transaction has been treated as a business combination for accounting purposes. AMD was determined to be the accounting acquirer after taking into account the relative share ownership, the composition of the governing body of the combined entity and the designation of certain senior management positions. The purchase price of the Xilinx Acquisition has been allocated to the assets acquired and liabilities assumed based on their fair values at the Acquisition Date.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 26, 2022

(In millions, except per share amounts)

	Historical						Pro Forma Combined
	AMD Three Months Ended March 26, 2022	Xilinx period from January 2, 2022 through February 13, 2022*	Reclassification Adjustments	Note	Transaction Accounting Adjustments	Note	Three Months Ended March 26, 2022	Note
Net revenue	$5,887	$477	$—		$—		$6,364
Cost of sales	2,883	118	—		(88)	4(a),(b),(c),(e)	2,913
Amortization of acquisition-related intangibles	186	5	—		15	4(d)	206

Total cost of sales	3,069	123	—		(73)		3,119

Gross profit	2,818	354	—		73		3,245
Research and development	1,060	121	—		19	4(b),(c),(e),(f)	1,200
Marketing, general and administrative	597	194	—		(100)	4(b),(c),(e),(f),(g)	691
Licensing gain	(83)	—	—		—		(83)
Amortization of acquisition-related intangibles	293	1	—		197	4(d)	491

Operating income	951	38	—		(43)		946
Interest expense	(13)	—	(5)	3	—	4(h)	(18)
Interest and other income (expense), net	—	(23)	23	3	—		—
Other income (expense), net	(42)	—	(18)	3	—		(60)

Income before income taxes and equity income	896	15	—		(43)		868
Income tax provision	113	1	—		(12)	4(i)	102
Equity income in investee	3	—	—		—		3

Net Income	$786	$14	$—		$(31)		$769

Net income per share
Basic	$0.56						$0.47
Diluted	$0.56						$0.47
Shares used in per share calculation
Basic	1,393						1,629	4	(j)
Diluted	1,410						1,645	4	(j)

*	Xilinx results prior to the Acquisition Date

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 25, 2021

(In millions, except per share amounts)

	Historical						Pro Forma Combined
	AMD Year Ended December 25, 2021	Xilinx Twelve Months Ended January 1, 2022	Reclassification Adjustments	Note	Transaction Accounting Adjustments	Note	Year Ended December 25, 2021	Note
Net revenue	$16,434	$3,676	$—		$—		$20,110
Cost of sales	8,505	1,125	—		204	4(a),(b),(c),(e)	9,834
Amortization of acquisition-related intangibles	—	37	—		1,579	4(d)	1,616

Total cost of sales	8,505	1,162	—		1,783		11,450

Gross profit	7,929	2,514	—		(1,783)		8,660
Research and development	2,845	1,030	—		156	4(b),(c),(e),(f)	4,031
Marketing, general and administrative	1,448	504	—		181	4(b),(c),(e),(f),(g)	2,133
Licensing gain	(12)	—	—		—		(12)
Amortization of acquisition-related intangibles	—	10	—		2,319	4(d)	2,329

Operating income	3,648	970	—		(4,439)		179
Interest expense	(34)	—	(44)	3	(1)	4(h)	(79)
Interest and other income (expense), net	—	13	(13)	3	—		—
Other income (expense), net	55	—	57	3	—		112

Income before income taxes and equity income	3,669	983	—		(4,440)		212
Income tax provision	513	54	—		(658)	4(i)	(91)
Equity income in investee	6	—	—		—		6

Net Income	$3,162	$929	$—		$(3,782)		$309

Net income per share
Basic	$2.61						$0.19
Diluted	$2.57						$0.19
Shares used in per share calculation
Basic	1,213						1,642	4(j)
Diluted	1,229						1,662	4(j)

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. AMD has a 52-to-53-week fiscal year that ends on the last Saturday in December and Xilinx had a 52-to-53-week fiscal year that ended on the Saturday nearest March 31. To comply with SEC rules and regulations for companies with different fiscal year ends, the unaudited pro forma condensed combined financial information has been prepared utilizing periods that differ by less than 93 days. Given the different fiscal year ends of AMD and Xilinx, the Xilinx historical unaudited condensed consolidated statement of operations for the period from January 2, 2022 through February 13, 2022 and for the twelve months ended January 1, 2022 are derived from their accounting records for the period from January 2, 2022 through February 13, 2022 and the unaudited condensed consolidated statements of operations for each of the three months ended April 3, 2021, July 3, 2021, October 2, 2021, and January 1, 2022 respectively. The AMD historical condensed financial statement of operations data for the three months ended March 26, 2022 and fiscal year ended December 25, 2021 are derived from AMD’s unaudited condensed consolidated financial statements for the three months ended March 26, 2022 and audited consolidated financial statements for the fiscal year ended December 25, 2021, respectively.

The unaudited pro forma condensed combined statements of operations for the three months ended March 26, 2022 and the fiscal year ended December 25, 2021 give effect to the merger as if it had occurred on December 27, 2020, the beginning of AMD’s fiscal 2021 year. The unaudited pro forma condensed combined statements of operations are presented on the basis of AMD’s fiscal year and combines the historical results of the fiscal periods of AMD and Xilinx.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with the provisions of ASC 805, Business Combinations, with AMD representing the acquirer under this guidance.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the merger transaction or of any integration costs.

This unaudited pro forma condensed combined financial information should be read in conjunction with:

•

the separate historical unaudited condensed consolidated financial statements of AMD as of and for the three months ended March 26, 2022, included in AMD’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2022;

•

the separate historical audited consolidated financial statements of AMD for the fiscal year ended December 25, 2021, included in AMD’s Annual Report on Form 10-K filed with the SEC on February 3, 2022;

•

the separate historical unaudited condensed consolidated financial statements of Xilinx as of and for the nine months ended January 1, 2022, included in Xilinx’s Quarterly Report on Form 10-Q filed with the SEC on January 27, 2022; and

•	the separate historical audited consolidated financial statements of Xilinx for the fiscal year ended April 3, 2021, included in Xilinx’s Annual Report on Form 10-K filed with the SEC on May 14, 2021;

Note 2 —Significant Accounting Policies

The accounting policies used in the preparation of this unaudited pro forma condensed combined financial information are those set out in AMD’s audited financial statements as of and for the year ended December 25, 2021 and unaudited condensed consolidated financial statements for three months ended March 26, 2022. Management has completed the review of Xilinx’s accounting policies and has determined that no significant adjustments are necessary to conform Xilinx’s historical consolidated financial statements to the accounting policies used by AMD in the preparation of the unaudited pro forma condensed combined financial information. Certain reclassification adjustments have been reflected in the pro forma financial information to conform Xilinx’s presentation to AMD’s presentation in the unaudited pro forma condensed combined statements of operations. These reclassifications have no effect on previously reported income from continuing operations of AMD or Xilinx.

Note 3—Reclassifications

The following reclassification adjustments were made to conform the presentation of Xilinx’s financial information to AMD’s presentation as indicated in the table below:

Statement of Operations for the Three Months Ended March 26, 2022

Amount (in millions)	Presentation in Xilinx’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$(5)	Interest and other income (expense), net	Interest expense
(18)	Interest and other income (expense), net	Other income (expense), net

Statement of Operations for the Fiscal Year Ended December 25, 2021

Amount (in millions)	Presentation in Xilinx’s Historical Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$(44)	Interest and other income (expense), net	Interest expense
57	Interest and other income (expense), net	Other income (expense), net

Note 4—Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

(a) Represents the adjustments to cost of sales for amortization of the step-up in fair value of inventories. The step-up in fair value of inventories is amortized to costs of sales on a straight-line basis over the expected turn of approximately one quarter.

	Pro Forma Three Months Ended March 26, 2022 (in millions)	Pro Forma Year Ended December 25, 2021 (in millions)
Adjustment to cost of sales	$(89)	$184

(b) Represents the adjustments to record the additional stock-based compensation expense for the differences between the fair value of the unvested portion of the Xilinx equity awards replaced in connection with the merger and the historical grant date fair value of unvested portion of these awards. The value for the replacement awards is based on the AMD closing stock price as of February 11, 2022 of $113.18, as the transaction closed prior to the opening of markets on February 14, 2022. The breakdown of the adjustment is as follows:

	Pro Forma Three Months Ended March 26, 2022 (in millions)	Pro Forma Year Ended December 25, 2021 (in millions)
Cost of sales	$2	$8
Research and development	21	106
Marketing, general and administrative	11	53

Adjustment to share-based compensation	$34	$167

(c) Represents the adjustments to record the additional depreciation expense for the estimated step-up in fair value of property and equipment, net. The estimated fair value of property and equipment, net is depreciated on a straight-line basis over the estimated useful lives of each acquired property and equipment. The breakdown of the adjustment is as follows:

	Pro Forma Three Months Ended March 26, 2022 (in millions)	Pro Forma Year Ended December 25, 2021 (in millions)
Cost of sales	—	$11
Research and development	—	42
Marketing, general and administrative	—	5

Adjustment to depreciation expense	—	$58

(d) Represents the adjustments to record (i) the elimination of historical amortization expense and (ii) recognition of new amortization expense related to identifiable intangible assets. The amortization of all finite-lived intangible assets is based on the periods over which the economic benefits of the intangible assets are expected to be realized, which are subject to further adjustment as additional information becomes available. The amortization related to customer relationships is on an accelerated amortization basis while the amortization of other finite-lived identifiable intangible assets is on a straight-line basis.

Cost of sales

	Pro Forma Three Months Ended March 26, 2022 (in millions)	Pro Forma Year Ended December 25, 2021 (in millions)
Elimination of historical intangible asset amortization	$(191)	$(37)
Pro-forma amortization of purchased identifiable intangible assets	206	1,616

Adjustment to intangible asset amortization expense	$15	$1,579

Operating expense

	Pro Forma Three Months Ended March 26, 2022 (in millions)	Pro Forma Year Ended December 25, 2021 (in millions)
Elimination of historical intangible asset amortization	$(294)	$(10)
Pro-forma amortization of purchased identifiable intangible assets	491	2,329

Adjustment to intangible asset amortization expense	$197	$2,319

(e) Represents the adjustment for Xilinx retention bonuses paid or payable upon close of the merger.

	Pro Forma Three Months Ended March 26, 2022 (in millions)	Pro Forma Year Ended December 25, 2021 (in millions)
Cost of sales	$(1)	$1
Research and development	(1)	2
Marketing, general and administrative	(3)	4

Adjustment to compensation expense	$(5)	$7

(f) Represents the adjustment for post-combination compensation expense related to the decision to accelerate the equity awards of certain employees.

	Pro Forma Three Months Ended March 26, 2022 (in millions)	Pro Forma Year Ended December 25, 2021 (in millions)
Research and development	$(1)	$6
Marketing, general and administrative	(23)	34

Adjustment to compensation expense	$(24)	$40

(g) Represents adjustments for (i) the one-time post-combination expense of $25.0 million consisting of severance and other separation benefits in connection with the termination of certain employees and (ii) transaction costs of $60.0 million paid or payable in connection with completion of the merger. The transaction costs primarily consist of fees for investment banking, legal and accounting services.

	Pro Forma Three Months Ended March 26, 2022 (in millions)	Pro Forma Year Ended December 25, 2021 (in millions)
Adjustment to marketing, general and administrative	$(85)	$85

(h) Represents the adjustment to amortize the difference between the fair value of the Xilinx’s outstanding debt as a result of acquisition accounting and its historical carrying value over the remaining term of the instruments.

	Pro Forma Three Months Ended March 26, 2022 (in millions)	Pro Forma Year Ended December 25, 2021 (in millions)
Adjustment to interest expense	$—	$(1)

(i) Represents tax effects of the pro forma adjustments based on either the applicable statutory jurisdictional or lower negotiated jurisdictional tax rates applicable to the Company. The pro-forma income tax adjustments include the change in the method of accounting for the United States Global Intangible Low-Taxed Income (“GILTI”) tax from recording the tax impact in the period it is incurred to recognizing deferred taxes for temporary tax basis differences expected to reverse as GILTI tax in future years. This change in the method of accounting was adopted in the first quarter of fiscal year 2022. AMD’s effective tax rate following the Xilinx acquisition may be affected by various factors, including tax planning, and therefore may differ materially.

(j) Represents the pro forma weighted average shares outstanding that have been calculated using the historical weighted average shares of AMD common stock outstanding and the additional shares of AMD common stock issued in conjunction with the merger, assuming those shares were outstanding for the fiscal year ended December 25, 2021 and the three months ended March 26, 2022. In addition, pro forma diluted weighted average shares reflect replacement equity awards issued in conjunction with the merger, if deemed to be dilutive.

Pro Forma Basic and Diluted Weighted Average Shares

	Pro Forma Three Months Ended March 26, 2022 (in millions)	Pro Forma Year Ended December 25, 2021 (in millions)
Historical AMD weighted average shares outstanding—basic	1,393	1,213
Adjustment to weighted average shares outstanding for AMD common stock issued to Xilinx stockholders	236	429

Pro forma weighted average shares—basic	1,629	1,642

	Pro Forma Three Months Ended March 26, 2022 (in millions)	Pro Forma Year Ended December 25, 2021 (in millions)
Historical AMD weighted average shares outstanding—diluted	1,410	1,229
Adjustment to weighted average shares outstanding for AMD common stock issued to Xilinx stockholders	236	429
Adjustment to dilutive impact of replacement equity awards	(1)	4

Pro forma weighted average shares—diluted	1,645	1,662